EXHIBIT 23.2

                              Mark Escoffery, P.A.
                           Certified Public Accountant
                           4241-A Northlake Boulevard
                          Palm Beach Gardens, FL 33410
                      Tel (561) 627-1404 Fax (561) 627-3844

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Royal Finance, Inc. of my report dated March 27, 2001 relating to the financial statements of Royal Finance as of December 31, 2000.

                              Signed by /s/ Mark Escoffery
                              ---------------------------------
                              Name: Mark Escoffery, Certified Public Accountant

Date signed: December 17, 2001
Place signed: Palm Beach Gardens, Florida